UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2013

VIASPACE GREEN ENERGY INC.

(Exact name of registrant as specified in its charter)

Virgin Islands (British) (State or other jurisdiction of incorporation)	000-54514 (Commission File Number)	N/A (IRS Employer Identification No.)

131 Bells Ferry Lane, Marietta, Georgia, 30066

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (678) 805-7472

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

On April 5, 2013, JJ International Inc. (“JJ”) entered into a Payment of Obligation and Limited Release Agreement (the “Agreement”) with the Registrant, Inter-Pacific Arts Corp. (“IPA BVI”), a subsidiary of the Registrant, and Guangzhou Inter-Pacific Arts Corp. (“IPA China”), a subsidiary of the Registrant. In the Agreement, the parties agreed that JJ would give the Registrant 78,801,687 common shares of VIASPACE Inc., in full satisfaction of the outstanding receivable owed by JJ to IPA BVI and IPA China. The number of common shares of VIASPACE Inc. given by JJ was determined based on a closing price of $0.0155 of VIASPACE Inc. common stock on April 5, 2013, and had a fair market value of $1,221,426.

The description of the Agreement is qualified in its entirety by reference to such agreement attached hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.1	Payment of Obligation and Limited Release Agreement dated April 5, 2013, between JJ International Inc., the Registrant, Inter-Pacific Arts Corp. and Guangzhou Inter-Pacific Arts Corp.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Green Energy Inc.

(Registrant)

Date: April 11, 2013	By:	/s/ Stephen J. Muzi
Stephen J. Muzi Chief Financial Officer

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